January 10, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Catalyst Lighting Group, Inc.
File No. 000-50385

Dear Sirs:

We have read Item 3 of Part II of Catalyst Lighting Group, Inc.’s Form 10-SB, Amendment No. 1, and are in agreement with the statements contained in Item 3 of Part II therein as they relate to us.

Very truly yours,

/s/ HEIN & ASSOCIATES LLP